HARRISON STREET REAL ESTATE CAPITAL, LLC

HARRISON STREET ADVISORS, LLC

HARRISON STREET SECURITIES, LLC

Code of Ethics

Effective September 30, 2015

Harrison Street Real Estate Capital, LLC

Harrison Street Advisors, LLC

Harrison Street Securities, LLC

Code of Ethics

Effective September 30, 2015

Table of Contents

Statement of General Policy	1

Definitions	3

Standards of Business Conduct	5

Prohibition Against Insider Trading	7

Personal Securities Transactions	10

Political and Charitable Contributions	12

Bribery and Corruption	14

Gifts and Entertainment	16

Protecting the Confidentiality of Client Information	18

Privacy Policies	20

Service as a Director	21

Reporting Requirements	22

Certification	24

Records	25

Reporting Violations and Sanctions	26

i

Statement of General Policy

This Code of Ethics (“Code”) has been adopted by Harrison Street Real Estate Capital, LLC (“HSRE”), Harrison Street Advisors, LLC (“HSTA”), and Harrison Street Securities, LLC (“HSS” and together with HSRE and HSTA, the “Organization”) to establish rules of conduct that apply to all employees in the Organization (“Employees”) as well as officers and investment committee members of HSRE, HSTA and HSS, respectively. Because HSTA and HSS are investment advisors registered with the Securities and Exchange Commission (“SEC”), this Code also is intended, and is designed, to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”), the Investment Company Act of 1940, as amended (the “ICA”) as well as the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the SEC. This Code supersedes in their entirety the separate HSTA Code of Ethics and HSS Code of Ethics, each dated September 30, 2011, as amended.

The Code, among other things, govern personal securities trading activities in the accounts of all Employees. The Code is based upon the principle that each of HSTA and HSS’ personnel owe a fiduciary duty to their respective Clients (as defined below) to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of Clients, (ii) taking inappropriate advantage of their position with the Organization and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that the high ethical standards long maintained by the organization continue to be applied. The purpose of the Code is to preclude activities which may lead to, or give the appearance of, conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of the Organization continues to be a direct reflection of the conduct of each Employee.

As discussed below, the companies in the Organization and their respective officers and investment committee members, as well as all Employees, are prohibited from engaging in fraudulent, deceptive or manipulative conduct. This obligation is recited in Section 206 of the Advisers Act. Compliance with Section 206 of the Advisers Act involves more than acting with honesty and good faith alone. It means that the both HSTA and HSS have an affirmative duty of utmost good faith to act solely in the best interest of their respective Clients.

As registered investment advisors, HSTA and HSS and all Employees are subject to the following specific fiduciary obligations when dealing with Clients:

●	The duty to have a reasonable, independent basis for the investment advice provided;

●	The duty to seek best execution for a Client’s transactions where HSTA or HSS is in a position to direct brokerage transactions for the Client;

●	The duty to ensure that investment advice is suitable to meeting the Client’s individual objectives, needs and circumstances; and

●	A duty to be loyal to Clients.

In meeting our fiduciary responsibilities to our Clients, HSTA and HSS expect every Employee to demonstrate the highest standards of ethical conduct in carrying out his or her duties to the Organization. Strict compliance with the provisions of this Code shall be considered a basic condition of employment. The Organization’s reputation could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to HSTA or HSS Clients.

Employees are urged to seek the advice of Stephen M. Gordon, as the Chief Compliance Officer (“CCO”), Tonia Nelson, Senior Vice President, Risk Management of HSTA or in the case of HSS Employees and matters, James McNamara, Senior Vice President-Operations of HSS, for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, up to and including termination of employment.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for Employees, officers and investment committee members of the Organization in their conduct. In those situations where an Employee may be uncertain as to the intent or purpose of the Code, he or she is advised to consult with the CCO and/or his or her designee. The CCO and/or his or her designee may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our Clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the Client even at the expense of the interests of the affected officer, investment committee member or Employee.

This Code references certain forms and facilities that personnel can use to seek pre-clearances, approvals and consents, to acknowledge and certify information and to meet reporting obligations. All Employees should use the ACA/ComplianceScience Personal Trading Control System, aca.complysci.com, or any substitute compliance reporting system designated to Employees by HSRE (the “Compliance Website) to carry out many of their obligations under this Code. In the event that the Compliance Website is not accessible, Employees may obtain appropriate forms from the CCO or his or her designee. If, for any reason, the Compliance Website is not available for providing securities brokerage account information, an Employee that is an Access Person (as defined below) of HSTA or HSS may direct his or her securities broker to deliver duplicate account statements to the CCO. HSTA and HSS will consider all forms to be binding whether submitted over the Compliance Website, electronically or in writing. Also, on a case-by-case basis the CCO may require Employees to print, manually sign and submit paper forms.

The CCO will periodically report to the Board of Managers of HSRE and to the Board of Managers of HSS regarding compliance with this Code.

Definitions

For the purposes of this Code, the following definitions shall apply:

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“Access Person” means each investment committee member and each officer of HSTA and of HSS, and any Employee who (a) has access to non-public information regarding the purchase or sale of securities or portfolio holdings of any fund that HSTA or HSS or any of their respective affiliates under common control manages, or (b) is involved in making investment recommendations to any such funds. For purposes of this Code, all Employees other than administrative and support personnel of HSRE specifically identified by the CCO are considered to be Access Persons.

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“Account” means an account of any Employee or investment committee member which includes accounts of such person’s household family members (any relative by blood or marriage living in the Employee’s household) and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which said Employee or manager has a beneficial interest or with respect to which such Employee exercises investment discretion.

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“Associated Person” means any household family members (defined as the officer’s, Employee’s or investment committee member’s spouse and any children or other relatives of the officer, Employee or investment committee member, or of his or her spouse, living with the officer, Employee or investment committee member) and any corporation, partnership, trust or other entity that is directly or indirectly controlled by an officer, Employee or investment committee member or his or her household family members.

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“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-l(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

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“Clients” means for HSTA, Harrison Street Core Property Fund, L.P. and any associated parallel limited partnerships or limited liability companies, and any other commingled fund or funds sponsored by HSRE of which HSTA serves as an investment; manager, and for HSS, any investment company, separate account or commingled fund, including, without limitation, Harrison Street Securities ALRA Fund, LLC, to which HSS provides investment advice. Solely for purposes of this Code, the limited partners and other investors in commingled funds sponsored by HSRE or HSS of which HSTA or HSS serves as the investment manager are considered to be Clients.

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“HSRE Business Associate” means any person or entity that, to the knowledge of the applicable Access Person, proposes to do business, or does business with HSRE, HSTA or HSS or who proposes to be an investor in, or is an investor in, a Client of HSTA, HSS or an HSRE-sponsored fund. HSRE Business Associates may include, without limitation, a property owner, REIT, real estate operating company, real estate management company or financial institution (other than a broker-dealer acting as an agent).

●	“Reportable Account” means any securities brokerage account over which the officer, employee or investment committee member, or any of his or her Associated Persons has or shares discretionary authority but excluding accounts holding only open-end mutual funds (other than Aston/Harrison Street Real Estate fund), money market shares, U. S. Treasury instruments and exchange traded funds (“EFTs”).

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“Reportable Security” is defined in Rule 204A-1 and includes any security as defined in Section 202(a)(18) of the Advisers Act, or with respect to (a) any real estate investment trust, any real estate development or operating company or any real estate management company including, without limitation, any company that is in the business of developing, owning, operating or managing student housing facilities, seniors housing facilities and communities, apartment buildings or complexes, self-storage facilities, marinas, medical office buildings, and life science facilities, (b) any business entity designated by HSRE as a HSRE Business Associate, and (c) shares of Aston/Harrison Street Real Estate Fund and any other mutual fund managed or sub-managed by HSS. “Reportable Securities” specifically excludes: (i) transactions and holdings in direct obligations of the government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) transactions and holdings in shares of open-end registered mutual funds other than Aston/Harrison Street Real Estate Fund or any other mutual fund managed or sub-managed by HSS and ETFs; and (v) transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds other than Aston/Harrison Street Real Estate Fund or any other mutual fund managed or sub-managed by HSS.

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“Supervised Person” means any Employee, any officer of HSRE, HSTA or HSS, any member of the investment committee of HSRE, HSTA or HSS, and any other person, who provides investment advice on behalf of HSTA or HSS and is subject to HSTA’s or HSS’ supervision and control. For purposes of this Code, all Employees are considered to be Supervised Persons.

Standards of Business Conduct

HSRE place the highest priority on maintaining the Organization’s reputations for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in the Organization and its officers, investment committee members and Employees is something that HSRE’s value and endeavor to protect. The following Standards of Business Conduct sets forth policies and procedures to achieve these goals.

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all HSTA and HSS’ Access Persons. These procedures cover transactions in a Reportable Security in which an Access Person has a beneficial interest in or accounts over which the Access Person exercises control as well as transactions by members of the Access Person’s immediate family.

Section 206 of the Advisers Act makes it unlawful for HSTA and HSS or their respective agents or Employees to employ any device, scheme or artifice to defraud any Client or prospective Client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities that are reasonably designed to detect and prevent violations of the Code or of the Advisers Act and rules thereunder.

The following practices are strictly prohibited in the conduct of the Organization’s business:

●	Warranting or guaranteeing the present or future value or price of any security;

●	Agreeing to repurchase a security at some future time from a Client for the account of any Supervised Person or for the account of his or her Associated Person or for any other account;

●	Raising money for any business enterprise (other than a commingled fund sponsored by HSRE or HSS) or political organization without first obtaining the consent of the CCO;

●	Raising money for a charitable organization from a person known by the applicable Supervised Person to be an investor or prospective investor in a Client without the prior written consent of the CCO;

●	Raising money (individually or as an agent of a third party) for any investor in a current or prospective Client without the prior written consent of the CCO;

●	Raising money for an incumbent, candidate or successful candidate or official of a state on local political subdivision, agency, authority or instrumentally;

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Acting as a personal custodian of securities, stock powers, money or other property belonging to a Client that is not his or her Associated Person, or lineal ancestors or descendents or siblings of the applicable Supervised Person or his or her spouse;

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Arranging for or accepting authority to be granted access to a safety deposit box or other safekeeping place belonging to a Client that is not his or her Associated Person, or lineal ancestors or descendents or siblings of the applicable Supervised Person or his or her spouse;

●	Borrowing money or securities from a Client or HSRE Business Associate, except in the ordinary course of the Client’s or HSRE Business Associate’s business;

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Receiving compensation for securities transactions from anyone other than HSRE, including Clients or securities dealers, for services rendered without first obtaining prior written approval of the CCO. Such compensation includes finder’s fees, offeree representative fees and commissions of any sort whatsoever;

●	Making arrangements for borrowing of money by a Client (other than a Client that is a commingled fund sponsored by HSRE or HSS) for the purpose of purchasing securities;

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Maintaining a joint account in securities with any Client who is not also his or her Associated Person or lineal ancestor or descendant or sibling of the applicable Supervised Person or his or her spouse, or sharing any benefit, profit or loss with any Client resulting from a securities transaction;

●	Entering into any business transaction or relationship jointly with a Client or HSRE Business Associate without the prior written approval of the CCO;

●	Accepting an account from a Client on a discretionary basis without complying with the advisory agreement and disclosure document delivery procedures included in the HSS policies and procedures; and

●	Making arrangements for the purchase or sale of securities for a Client except as provided in the applicable Investment Management Agreement with either HSTA or HSS.

In the event that the CCO desires to engage in any of the above-described transactions which requires his or her prior written consent, such transaction shall require the prior written consent of Christopher Merrill, as the Chief Executive Officer (“CEO”) of HSRE and HSTA, and a manager of HSS.

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, non-public information, or improperly communicating that information to others, may expose Supervised Persons and HSTA and/or HSS to stringent penalties. Criminal sanctions may include a significant fine and/or imprisonment. The SEC can recover any profits gained or losses avoided through the illegal trading, impose a penalty of up to three times any illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, Supervised Persons as well as companies in the Organization, may be sued by investors seeking to recover damages for insider trading violations.

The Organization’s insider trading policies apply to securities trading and information handling by all Supervised Persons and their respective Associated Persons.

The law of insider trading is continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. A Supervised Person must notify the CCO immediately if he or she has any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No Supervised Person may trade in the securities of any affected company, either personally or on behalf of others, while in the possession of material, non-public information regarding such company, nor may any Supervised Person communicate material, non-public information to others in violation of the law.

1.	What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, a Supervised Person should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Pre-publication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about information in The Wall Street Journal’s “Heard on the Street” column.

Supervised Persons should also be aware of the SEC’s position that the term “material, non-public information” relates not only to issuers but also to investment advisor securities recommendations and Client securities holdings and transactions.

2.	What is Non-public Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation (including the applicable company’s official social media communication site) and after sufficient time has passed so that the information has been disseminated widely.

Information about business transactions and investments made or to be made by HSRE, Harrison Street Capital, LLC and Gore Creek Asset Management, LLC, all of which are private firms, and by comingled funds managed by the HSTA, HSRE or Gore Creek Asset Management, LLC, as well as securities positions in portfolios managed by HSS, may be material, non-public information and is also entitled to benefit from this rule.

3.	Identifying Inside Information

Before executing any trade for himself or herself or for an Associated Persons, a Supervised Person must determine whether he or she has access to material, non-public information. If the Supervised Person think that he or she might have access to material, non-public information, the Supervised Person should take the following steps:

●	Report the information and proposed trade immediately to the CCO;

●	Do not purchase or sell the securities of the affected company individually or on behalf of others;

●	Do not communicate the information inside or outside the Organization, other than to the CCO;

●	After the CCO has reviewed the issue, he or she will determine whether the information is material and non-public and, if so, what action the Firm will take; and

●	Consult with the CCO before taking any action.

This degree of caution will protect the Supervised Person, our Clients, and the Organization.

4.	Contacts with Public Companies

Contacts with public companies may represent an important part of the Organization’s investment management efforts. The Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Supervised Person becomes aware of material, non-public information. This could happen, for example, if the chief financial officer of a joint venture or operating partner prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news about a HSRE Business Associate in the course of due diligence. In such situations, the CCO must make a judgment as to further conduct. To protect himself or herself and the Organization, a Supervised Person should contact the CCO immediately if the Supervised Person believes that he or she may have received material, non-public information.

5.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during the relevant time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, non-public information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised Persons should exercise extreme caution any time they become aware of non-public information relating to a tender offer.

6.	Restricted/Watch Lists

Although the Organization does not typically receive confidential information from HSRE business associates, it may, if it receives such information, implement appropriate procedures to establish restricted or watch lists in certain securities. Securities issued by companies about which a number of Supervised Persons are expected to regularly have material, non-public information will generally be placed on the restricted list. The Organization may also include on a “restricted list” securities of public companies of which officers, investment committee members or Employees serve as directors. The CCO may place certain securities on a “restricted list” and will maintain the various restricted lists.

Supervised Persons and their Associated Persons are prohibited from purchasing or selling, without CCO pre-approval, securities on any “restricted list” maintained by HSRE, HSTA or HSS during any period that such securities are listed.

The Compliance Website will warn an Supervised Person that a securities transaction involves a company on a restricted list. Upon request, a portion or all of a restricted list may be made available to an Access Person.

The CCO may place certain securities on a “watch list.” Securities issued by companies about which a limited number of Supervised Persons possess material, non-public information or HSRE Business Associates should generally be placed on the watch list. The watch list will be disclosed only to the CCO and a limited number of persons who are deemed necessary recipients of the list because of their roles in compliance.

Personal Securities Transactions

General Policy

The following principles govern personal investment activities by Access Persons:

●	The interests of Client accounts will at all times be placed first;

●	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

●	Access Persons must not take inappropriate advantage of their positions.

Pre-Clearance Required for Participation in IPOs

No Access Person shall acquire, directly or indirectly through an Associated Person or otherwise, any beneficial ownership in any securities in an initial public offering by a company for his or her account without the prior written approval of the CCO or his or her designee who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person’s activities on behalf of a Client) and, if approved, will be subject to continuous monitoring for possible future conflicts. An Access Person should use the Compliance Website as the primary method of pre-clearance of such investments.

Pre-Clearance Required for Private or Limited Offerings

No Access Person shall acquire, directly or indirectly through an Associated Person or otherwise, beneficial ownership of any securities in a limited offering or private placement without the prior written approval of the CCO or his or her designee who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person’s activities on behalf of a Client) and, if approved, will be subject to continuous monitoring for possible future conflicts. An Access Person should use the Compliance Website as the primary method of pre-clearance of such investments.

Pre-clearance Required for Public Securities Transactions

A Supervised Person may, directly or indirectly, acquire or dispose of beneficial ownership of a Reportable Security only if (i) such purchase or sale has been approved by the CCO or his or her designee, and (ii) the approved transaction is completed by the close of business on the second trading day after approval is received.

Pre-approval of such transactions should be obtained by using the Compliance Website. The CCO or his or her designee or his designee monitors all transactions reported by all Supervised Persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of front running.

Advance trade clearance in no way waives or absolves any Access Person of the obligation to abide by the provisions, principles and objectives of this Code.

Interested Transactions

No Access Person shall recommend any securities transactions for a Client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

●	any direct or indirect beneficial ownership of any securities of such issuer;

●	any contemplated transaction by such person in such securities;

●	any position as an officer, director, employee or agent with such issuer or any of its affiliates; and

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any present or proposed business relationship or transaction between such issuer or any of its affiliates and such person or any party in which such person has a significant interest, including, without limitation, HSRE and commingled funds sponsored by HSRE.

Political and Charitable Contributions

Charitable Contributions

Contributions to a charitable cause and non-profit organization for a Client or a prospective Client by a Supervised Person in excess of $1,000 per year are subject to prior approval by the CCO or his or her designee.

Political Contributions

No firm within the Organization makes any political contributions, whether in the form of a gift, loan, subscription, advance, deposit of money, payment of debt or transition/inauguration, costs, or anything of value (each a “Political Contribution”) to any person who was, at the time of such Political Contribution, an incumbent, candidate, or successful candidate for elective office (individually a “Candidate or Official” and collectively, “Candidates or Officials”) of a Governmental Entity.1 Similarly, the Organization does not coordinate or solicit any person or political action committee to make Political Contributions to any Candidate or Official of a Governmental Entity. For purposes of this Code, any individual that seeks to hold, holds, or will hold an office that is directly or indirectly responsible for, or can influence the outcome of the hiring of HSTA or HSS or invest in a commingled fund sponsored by HSRE by the Governmental Entity, or who can appoint any person who is directly or indirectly responsible for, or can influence the hiring of HSTA or HSS or making such investment by the Governmental Entity, is a Candidate or Official.

●	No Supervised Person is permitted to provide or agree to provide, directly or indirectly, any payment to any person to solicit a Governmental Entity for HSTA or HSS services.[2]

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No Supervised Person is permitted to coordinate or solicit, directly or indirectly, another person to coordinate a political action committee to make any form of Political Contribution to any Candidate or Official of a Governmental Entity without the prior written approval of the CCO or his or her designee.

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No Supervised Person shall make, directly or indirectly, any form of Political Contribution to any Candidates or Officials of a Governmental Entity in excess of $350.00 per election if the contributor is entitled to vote in the election for the position to which the Candidate or Official is seeking election or re-election at the time of the contribution, or in excess of $150.00 to any Candidates or Officials per election if the contributor is not entitled to vote in the election for the position to which the Candidate or Official is seeking election or re-election at the time of the contribution.

●	The Organization will not reimburse any Supervised Person for Political Contributions.

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Each Supervised Person shall report to the CCO or his or her designee all Political Contributions made by him or her, directly or indirectly, to Candidates and Officials of Governmental Entities, to political action committees, and to state and local political

1 A “Governmental Entity” is any State or political subdivision of a State including any agency, authority or instrumentality of the State or political subdivision, any pool of assets sponsored or established by the State or political subdivision or agency, such as a state retirement plan or general fund, any plan or program of the Governmental Entity (e.g., a qualified tuition plan), or any officer, agent or employee of the State, political subdivision, agency, authority or instrumentality.

2 HSTA and HSS, but not any Access Person, may pay compensation to regulated persons (broker-dealers) and to their respective officers for soliciting a Governmental Entity to engage HSTA or HSS, respectively.

parties including the name of the contributor, the date of the Political Contribution, the amount of the Political Contribution, and the Candidates or Officials. The CCO may require a Supervised Person to demand the return of any (and evidence such return of) Political Contribution that the CCO shall deem to be in violation of the Organization’s Policies and Procedures or Advisers Act Rule 206(4)-(5).

●	Supervised Persons should use the Compliance Website as the primary method of pre-clearance and reporting of political contributions.

No Supervised Person will provide investment advisory services for compensation to a Governmental Entity, or engage in a business transaction with a Governmental Entity, without the prior approval of the CCO or his or her designee. The CCO will confirm that a Governmental Entity seeking to be an investor in a commingled fund sponsored by HSRE or HSS may so invest in that fund. The CCO or his or her designee will not approve any of same if a Political Contribution was made to a Candidate or Official related to said Governmental Entity, directly or indirectly, by any Supervised Person within two years thereof. The CCO or his or her designee may make an exception in a case of any person who made the Political Contribution more than six months before becoming an Employee, officer or investment committee member of a firm within the Organization and who does not solicit Clients on behalf of HSTA or HSS.

Bribery and Corruption

The Organization strives to maintain high ethical standards and requires Supervised Persons to comply with all applicable anti-bribery and anti-corruption laws and regulations, foreign and domestic (“ABAC Laws”) that prohibit bribery, solicitation of bribery, and the payment of kickbacks. These ABAC Laws include, but are not limited to, the United States Foreign Corrupt Practices Act (the “FCPA”) and local ABAC Laws and regulations in countries where the Organization conducts business or solicits investors and clients.

ABAC Laws prohibit bribes or bribery. As a general matter, a bribe is an offer to pay, a payment, a promise to pay, or the authorization of payment of something of value, whether directly or indirectly, for an improper purpose. Apart from money, bribes can occur in a variety of contexts, including meals, entertainment, gifts, and political and charitable contributions. ABAC Laws generally focus on the intent underlying the benefit, not on its size or value. Thus, even a small gift or contribution can be improper if it is given with the intent to influence the recipient’s independent judgment. In addition, the definition of bribery specifically includes any conduct that is illegal under the FCPA and other ABAC Laws.

The Organization and Supervised Persons must not engage in bribery or corruption in any form. In particular:

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The Organization and Supervised Persons must not (directly or indirectly) offer, promise, or give a bribe, kickback or other improper payment (including facilitation payments) to a private individual, company or government official, even if those payments would not violate the law in the country where the payment is made. “Facilitation payments” include small payments to facilitate or expedite routine, nondiscretionary governmental actions (e.g., processing visas, providing police protection or mail service, and supplying utilities like power and water).

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The Organization and Supervised Persons will not (directly or indirectly) request, agree to receive or accept a bribe or other improper payment from a private individual, company or local, provincial, state, national or federal government official.

●	The Organization’s business activities are to be managed in compliance with all applicable ABAC Laws, including the FCPA.

●	No Supervised Person may make (directly or indirectly) any form of Political Contribution, whether cash or otherwise, by or on behalf of the Organization to any government official.

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No Supervised Person may make any donation to a non-U.S. charity or entity, whether by cash or otherwise, by or on behalf of the Organization, or by utilizing any Organization assets, without the prior written approval of the CCO or his or her designee.

Each Supervised Person who has made any payment (directly or indirectly), that may be viewed as improper under ABAC laws or this Code, has observed or is aware of any violation of ABAC Laws, including the FCPA, or any other act of misconduct, or who is concerned that such a violation or act may have occurred, should promptly report the matter to the CCO or his or her designee. The Organization will not reimburse Supervised Persons who have made a payment in violation of ABAC Laws or this Code.

As used in this Code, the term “government official” includes anyone, regardless of rank or title, who is: (a) an officer or employee of any local, provincial or national government, including government regulatory agencies; (b) a director, officer, representative, agent or employee of a wholly or partially government-owned or controlled business or company (“Government Agency”); (c) an officer or employee of a public international organization; (d) any person acting in an official capacity or on behalf of any government or public international organization; (e) any officer or employee of a political party or the political party itself, or a Candidate or Official; or (f) a close relative of any of the above.

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Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety, raise a potential conflict of interest, or be an improper payment in violation of the FCPA and/or other ABAC Laws. The Organization has adopted the policies set forth below to guide all Supervised Persons in this area.

General Policy

The Organization’s policy with respect to gifts and entertainment is as follows:

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Supervised Persons should not accept or provide any gifts or favors that might influence the decisions the Supervised Person or the recipient must make in business transactions involving HSTA, HSS or any commingled fund sponsored by HSRE, or that others might reasonably believe would influence those decisions.

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Modest gifts and favors, which reasonably would not be regarded by others as improper, may be accepted or given on an occasional basis, and non-lavish entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible.

●

Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, including, without limitation, the FCPA, the law or rule must be followed. Supervised Persons shall not directly or indirectly pay, give, offer or promise any gift to any government official without the prior written approval of the CCO or his or her designee.

●

Any proposed dining or entertainment of a government official, candidate for public office, political appointee or government employee whatsoever, if any, must be approved in advance by the CCO or his or her designee.

Reporting Requirements

●

Any Supervised Person who receives, directly or indirectly, from any HSRE Business Associate one or more items having an aggregate value of $250 or more in total per calendar year, must obtain written consent from the CCO or his or her designee before retaining such gift.

●

Any Supervised Person who proposes to give, directly or indirectly, one or more gifts having an aggregate value of $250 or more in total per calendar year to any HSRE Business Associate, must obtain written consent from the CCO or his or her designee before making such gift.

●

This reporting requirement does not apply to bona fide (non-lavish) dining or bona fide (non-lavish) entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the HSRE Business Associate.

●	The reporting of a gift or entertainment does not relieve any Supervised Person from the obligations and policies set forth in this section or anywhere else in this Code.

Supervised Persons should use the Compliance Website as the primary method of pre-clearance and reporting of gifts and entertainment.

If you have any questions or concerns about the appropriateness of any gift or entertainment, please consult the CCO or his or her designee.

Protecting the Confidentiality of Client Information

Confidential Client Information

In the course of its business, including HSTA and HSS investment advisory activities, the Organization gains access to non-public information about investors in commingled funds sponsored by HSRE and HSS Clients. Such information may include a person’s status as an investor, personal financial and account information, the allocation of assets in a portfolio, the composition of investments in a portfolio, information relating to services performed for or transactions entered into on behalf of investors, advice provided by HSTA or HSS, and data or analyses derived from such non-public personal information (such information collectively referred to as “Confidential Client Information”). All Confidential Client Information, whether or not material and whether relating to current or former investors, is subject to the Organization’s policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Information

The Organization does not share Confidential Client Information with any third parties, except in the following circumstances:

●

As necessary to provide service that the investor requested or authorized, or to maintain and service the investor’s account. HSRE, HSTA or HSS, as applicable, will require that any financial intermediary, agent or other service provider utilized by such Firm comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by the Organization only for the performance of the specific service requested by HSRE, HSTA or HSS.

●	As required by regulatory authorities or law enforcement officials who have jurisdiction over HSRE, HSTA or HSS, or as otherwise required by any applicable law.

●	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Supervised Person Responsibilities

All Supervised Persons are prohibited, either during or after the termination of their employment with, or providing of services to, any member of the Organization, from disclosing Confidential Client Information to any person or entity outside the Organization, including his or her Associated Persons, except under the circumstances described above. A Supervised Person is permitted to disclose Confidential Client Information only to such other Supervised Persons who need to have such information to deliver services to the investor.

Supervised Persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information. The forwarding of emails and other communications containing Confidential Client Information, other than to persons within the organization that have a need to know such information, is strictly prohibited. Upon termination of his or her employment with, or providing services to the Organization, the Employee must return all documents containing Confidential Client Information to HSRE.

Security of Confidential Client Information

HSRE enforces the following policies and procedures to protect the security of Confidential Client Information:

●	The Organization restricts access to Confidential Client Information to those Supervised Persons who need to know such information to provide HSRE, HSTA or HSS’ services to investors;

●	All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected; and

●

Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Supervised Persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

●

Physical files containing Confidential Client Information in paper or compact disc form, when not in use shall be retained in a closed cabinet or drawer that is secured at the close of business each day.

Supervised Persons have a duty to report to the CCO or his or her designee any actual or perceived unauthorized releases of any Confidential Client Information.

Privacy Policies

As registered investment advisers, HSTA and HSS and all Supervised Persons must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the “non-public personal information” of natural person Clients. “Non-public personal information,” under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual investors, information resulting from transactions, and any information obtained in providing products or services. Pursuant to Regulation S-P, the Organization has adopted policies and procedures to safeguard the information of natural person Clients.

HSTA and HSS are also subject to SEC Regulations S-AM which limits their use of non-public personal information of individual consumers that are their natural person Clients and natural person clients of HSRE obtained from an Affiliate for marketing purposes unless the information sharing practices has been disclosed to such Client and he or she has not opted out. Following Regulation S-AM, the Organization will not use non-public personal information of Clients to solicit Clients for marketing purposes unless the Client has been given notice and a reasonable and simple method to opt out of solicitations and the Client has not opted out. As a matter of policy, the Organization will not send marketing materials to any Client except in response to a specific request from that Client.

Enforcement and Review of Confidentiality and Privacy Policies

The CCO is responsible for reviewing, maintaining and enforcing the Organization’s confidentiality and privacy policies. Any exception to this policy requires the prior written approval of the CCO or his or her designee.

Service as a Director

No Access Person shall serve on the board of directors of any publicly traded company without prior written authorization by the CCO who will base his written approval on a determination that such board service would be consistent with the interests of the Organization. Where board service is approved, the Organization shall implement a “Chinese Wall” or other appropriate procedure to isolate such person from making decisions relating to the company’s securities. Board positions with public companies held on December 1, 2011 are exempt from this provision but shall be reported to the CCO for record keeping purposes. Access Persons should use the Compliance Website to report, and to seek approval of, board of director positions.

Reporting Requirements

Every Access Person shall provide initial and annual holdings reports and quarterly transaction reports to the CCO or his designee, which reports must contain the information described below. Access Persons must use the Compliance Website to report securities holdings, securities transactions and newly opened Reportable Accounts on a quarterly basis as well as to make initial and annual reports regarding existing and new Reportable Accounts and to certify that the Access Person has no undisclosed Reportable Accounts. Any securities holdings and transactions required to be reported to the Firm and not appearing on the Compliance Website should be reported by using duplicate brokerage statements sent to the CCO or his or her designee, or by completing and submitting appropriate forms approved by the CCO, summarizing all such holdings and transactions.

1.	Initial Holdings Report

Every new Access Person shall, no later than ten (10) days after the person becomes an Access Person, file as part of his or her initial compliance certification an initial schedule of his or her Reportable Accounts and/or securities holdings report containing the following information:

●

The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Access Person had any direct or indirect, through Associated Persons or otherwise, beneficial ownership;

●

The name of any broker, dealer or bank, account name, number and location with whom the Access Person maintained an account in which any securities were held for the direct or indirect, through Associated Persons or otherwise, benefit of the Access Person; and

●	The date that the report is submitted by the Access Person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became an Access Person.

2.	Annual Holdings Report

Every Access Person shall, no later than January 30 of each year, file an annual compliance certification confirming the accuracy of, and updating (if necessary), the securities holdings information previously reported. The information submitted must be current as of a date no more than forty-five (45) days before the annual compliance certification is submitted.

3.	Quarterly Transaction Reports

Every Access Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information with respect to any transaction during the quarter in a Reportable Security in which the Access Persons and his or her Associated Persons had any direct or indirect beneficial ownership:

●

The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

●	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

●	The price of the Reportable Security at which the transaction was effected;

●	The name of the broker, dealer or bank with or through whom the transaction was effected; and

●	The date the report is submitted by the Access Person.

4.	Exempt Transactions

An Access Person need not submit a report with respect to:

●	Transactions effected for, or securities held in, any account over which the person has no direct or indirect influence or control;

●	Transactions effected pursuant to an automatic investment plan; and

●

A quarterly transaction report if the report would duplicate information contained in the Compliance Website or securities transaction confirmations or brokerage account statements that the CCO holds in its records, so long as the CCO or his or her designee receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

5.	Monitoring and Review of Personal Securities Transactions

The CCO or his or her designee will monitor and review all reports required under the Code for compliance with the Organization’s policies regarding personal securities transactions and applicable SEC rules and regulations including, without limitation, pre-clearance of trades restricted list compliance, misuse of confidential information, etc. Reports required from new Access Persons will be reviewed within ten (10) days of attaining Access Person status. The CCO or his or her designee will evidence reviews of reports (generally via the Compliance Website) and record any items that require follow-up or notice to the Board.

The CCO may also initiate inquiries of Access Persons regarding personal securities trading. Access Persons are required to cooperate with such inquiries and any monitoring or review procedures employed by the Organization.

Any transactions for any accounts of the CCO will be reviewed and approved by the CEO of HSRE or his or her designee. The CCO shall at least annually identify all Access Persons who are required to file reports pursuant to the Code and will inform such Access Persons of their reporting obligations.

Certification

Initial Certification

HSRE will make this Code as well as the HSTA and HSS Policies and Procedures Manuals available to Supervised Persons through the Compliance Website and, upon request made to the CCO or his or her designee, in paper form. Each Supervised Person must, upon commencement of employment with HSRE, annually, and upon each material amendment of the Code and applicable Policies and Procedures Manual(s) acknowledge that he or she has received and understood, and will comply with, the Code and the applicable Policies and Procedures Manual. Such acknowledgement should be made through the Compliance Website.

Acknowledgement of Amendments

All Supervised Persons shall receive any amendments to the Code and must certify to the Organization in writing that they have (i) received a copy of the amendment, (ii) read and understood the amendment, and (iii) agreed to abide by the Code as amended.

Annual Certification

All Access Persons must annually certify in writing to HSRE, HSTA or HSS, as applicable, that they have (i) read and understood all provisions of the Code and the applicable HSTA or HSS Policies and Procedures Manual, (ii) complied with all requirements of the Code and such Policies and Procedures Manual, and (iii) submitted all holdings and transaction reports as required by the Code.

Further Information

Supervised Persons should contact the CCO or his or her designee regarding any inquiries pertaining to the Code or the policies established herein.

Records

The CCO shall maintain or cause to be maintained in a readily accessible place the following records:

●	As required by Advisers Act Rule 204A-2 copy of any code of ethics adopted by HSTA or HSS pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;

●	A record of any violation of this Code and any action that was taken as a result of such violation for a period of six years from the end of the fiscal year in which the violation occurred;

●

A record of all written acknowledgements of receipt of this Code and amendments thereto (and any predecessor code of ethics) for each person who is currently, or within the past six years was, an Access Person which shall be retained for six years after the individual ceases to be an Access Person;

●	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;

●	A list of all persons who are, or within the preceding six years have been, Access Persons; and

●

A record of any decision and reasons supporting such decision to approve an Access Persons’ acquisition of securities in IPOs and limited offerings within the past six years after the end of the fiscal year in which such approval is granted.

Reporting Violations and Sanctions

All Supervised Persons are encouraged promptly report to the CCO or his or her designee all apparent or potential violations of the Code. While Dodd-Frank Act whistleblowing provisions apply to HSTA and HSS, as registered investment advisers, SEC rules adopted in furtherance of the Dodd-Frank Act incentivize, but do not require, whistleblowers to use internal company compliance programs by requiring the SEC to take into consideration the extent, if any, of the whistleblower’s participation in the internal compliance provisions of the company in considering the amount of any reward to the whistleblower. Under no circumstances will the Organization retaliate against any Supervised Person who in good faith reports an apparent or potential violation of this Code. Any such retaliation would itself constitute a violation of the Code.

The CCO or his or her designee will promptly investigate or cause to be investigated any apparent or potential violations of the Code. The CCO shall promptly report to the Board of Managers of HSRE all apparent material violations of the Code. When the CCO finds that a violation otherwise reportable to the Board of Managers of HSRE could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefor to a reporting file created for this purpose in lieu of reporting the matter to the Board of Managers of HSRE.

The Board of Managers of HSRE shall consider reports made to it hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the violator’s employment with HSRE and any person that controls, is under common control with, or is controlled by HSRE.

COMPLIANCE CERTIFICATION

(Initial)

TO:      Stephen Gordon, Chief Compliance Officer

RE:      Code of Ethics and Policies and Procedures Compliance

            In connection with the submission of my Initial Code and Manual Acknowledgment on the Harrison Street Real Estate Capital, LLC (“HSRE”) Organization Compliance Website, I further certify as follows:

1.          I have listed on the Compliance Website all of my Reportable Accounts1 and all of the privately held securities of any corporation, partnership or limited liability company owned beneficially or of record by me or any of my Associated Persons2.

    _____ True                    _____ False.

Explain if False:

2.          Within the past 24 months, I have made or collected (bundled), directly or indirectly, contributions, gifts, loans, subscriptions, advances, deposits of money, payments of debt or transition/inauguration costs, or provided anything else of value to the following incumbents, candidates or successful candidates for elective office of any State or political subdivision of any State in the following amounts which have not been previously fully reported to HSTA through the Compliance Website. (If none, so state:______________).

Name of Candidate/Official	Date	Office/Position	State/Political Subdivision	Amount

3.          Within the past 24 months, I have made or collected (bundled), directly or indirectly, contributions, gifts, loans, subscriptions, advances, deposits of money, payments of debt or

1 Reportable Account” means any securities brokerage account over which the officer, employee or investment committee member, or any of his or her Associated Persons (defined in note 2 below), has, or shares, beneficial ownership or discretionary authority but excluding accounts holding only open-end mutual funds (other than Henderson Global Funds and Aston/Harrison Street Real Estate Fund), money market shares and U.S. Treasury instruments.

2 “Associated Person” means any household family members (defined as the officer’s, employee’s or investment committee member’s spouse and any children or other relatives of the officer, employee or investment committee member, or of his or her spouse, living with the officer, employee or investment committee member) and any corporation, partnership, trust or other entity that is directly or indirectly controlled by an officer, employee or investment committee member or his or her household family members.

1

transition/inauguration costs, or provided anything else of value to any political action committee or state or local political party in the following amounts which have not been fully reported to HSTA through the Compliance Website. (If none, so state:______________).

Name of PAC or Party	Date	State	Amount

4.          Within the past 24 months, I have not agreed to provide, directly or indirectly, nor have I provided, directly or indirectly, any payment to any person to solicit any State or political subdivision of any State for HSTA or HSS advisory services or for investment in any HSRE-sponsored fund that has not been previously fully reported through the Compliance Website.

    _____ True                    _____ False

Explain if False:

5.          I am, or one of my Associated Persons is (a) an officer, director, general partner or limited liability company manager or managing member or similar control person of the following entities (please include public and private entities, and for-profit and not-for-profit entities) or (b) an official in the following government: (If none, so state: ___________).

Entity/Government                                                                       Role/Title

______________________________                                                   _____________________________

______________________________                                                   _____________________________

6.          I am NOT an executive officer or employee of, or a consultant to, any operating business other than in connection with my employment with HSRE.

    _____ True                    _____ False

Explain if False:

7.          The following of my Associated Persons work at, or have an ownership interest in, companies known to me to be conducting, or to be seeking to conduct, business with HSRE, an HSRE-sponsored fund, HSTA or HSS. (If none, so state:______________).

2

Company	Associated Person	Position

8.          I have not been subject to disciplinary or other actions within the past 10 years that may warrant disclosure on Parts 1A, 2a, or 2b of HSTA’s or HSS’ Form ADV. Generally speaking, disclosures may be required for any criminal actions, regulatory disciplinary actions, or civil judiciary actions. (Note: If you have a question about what type of disciplinary action would warrant disclosure, please discuss it with the Chief Compliance Officer.).

_______________        True              ______________    False

Explain if False

9.          Following is a listing of all (1) gifts that I have either received from, or given to, any particular HSRE Business Associates3 in the current or most recently ended calendar year that have an aggregate value of $250.00 or more, and (2) entertainment (both parties must be present) I have participated in during the current or most recently ended calendar year that was lavish, which have or has not been reported on the Compliance Website as required by the gift and entertainment policy set forth in the Code of Ethics.

HSRE Business Associate	Gift/Entertainment	Nature of Gift/Entertainment	If Gift, Estimated Value	Event/Occasion

10.          I have complied with the insider trading policies and procedures set forth in the Code of Ethics and certify that I have not within the past 60 days traded in securities of companies included on any restricted securities list maintained by the CCO on the Compliance Website (which may include securities monitored by the CCO because they are on restricted securities lists made available by HSRE, HSTA, HSS, or Gore Creek Asset Management, LLC).

_______________        True              ______________    False

3 “HSRE Business Associate” means any person or entity that, to the knowledge of the applicable Access Person, proposes to do business, or does business with HSTA or HSRE or who proposes to be an investor in, or is an investor in, a Client of HSTA or an HSRE-sponsored fund. This may include, without limitation, a property owner, REIT, real estate operating company, real estate management company, or financial institution (other than a broker-dealer acting as an agent).

3

Explain if False:

11.          I currently hold interests in the following real estate related investments:

Name of Investment Entity	Property Type	Sponsor or Manager	Position or Interest Owned

I hereby certify to the Organization that to the best of my knowledge the foregoing information is true, complete and correct.

Date:
Name (please print)
Signature

4

COMPLIANCE CERTIFICATION

(Annual)

TO:	Stephen Gordon, Chief Compliance Officer

RE:	Code of Ethics and Policy and Procedures Compliance

In connection with the submission of my Annual Code and Manual Acknowledgment on the Harrison Street Real Estate Capital, LLC (“HSRE”) Organization Compliance Website, I further certify as follows:

1.

I have listed on the Compliance Website all of my Reportable Accounts[1] and all of the privately held securities of any corporation, partnership or limited liability company owned beneficially or of record by me or any of my Associated Persons[2].

    _____ True            _____ False.

Explain if False:

2.

Since the date of my most recent compliance certification, I have made or collected (bundled), directly or indirectly, contributions, gifts, loans, subscriptions, advances, deposits of money, payments of debt or transition/inauguration costs, or provided anything else of value to the following incumbents, candidates or successful candidates for elective office of any State or political subdivision of any State in the following amounts which have not been previously fully reported to HSTA through the Compliance Website. (If none, so state:______________).

Name of Candidate/Official	Date	Office/Position	State/Political Subdivision	Amount

3.	Since the date of my most recent compliance certification, I have made or collected (bundled), directly or indirectly, contributions, gifts, loans, subscriptions, advances, deposits of money,

1 Reportable Account” means any securities brokerage account over which the officer, employee or investment committee member, or any of his or her Associated Persons (defined in note 2 below), has, or shares, beneficial ownership or discretionary authority but excluding accounts holding only open-end mutual funds (other than Henderson Global Funds and Aston/Harrison Street Real Estate Fund), money market shares and U.S. Treasury instruments.

2 “Associated Person” means any household family members (defined as the officer’s, employee’s or investment committee member’s spouse and any children or other relatives of the officer, employee or investment committee member, or of his or her spouse, living with the officer, employee or investment committee member) and any corporation, partnership, trust or other entity that is directly or indirectly controlled by an officer, employee or investment committee member or his or her household family members.

1

payments of debt or transition/inauguration costs, or provided anything else of value to any political action committee or state or local political party in the following amounts which have not been previously fully reported to HSTA through the Compliance Website. (If none, so state:______________).

Name of PAC or Party	Date	State	Amount

4.

Since the date of my most recent compliance certification, I have not agreed to provide, directly or indirectly, nor have I provided, directly or indirectly, any payment to any person to solicit any State or political subdivision of any State for HSTA or HSS advisory services or for investment in any sponsored HSRE-fund that has not been previously fully reported through the Compliance Website.

    _____ True            _____ False

Explain if False:

5.

I am, or one of my Associated Persons is, (a) an officer, director, general partner or limited liability company manager or managing member or similar control person of the following entities (please include public and private entities, and for-profit and not-for-profit entities) or (b) an official in the following government: (If none, so state: ___________).

Entity/Government	Role/Title

6.	I am NOT an executive officer or employee of, or a consultant to, any operating business other than in connection with my employment with HSRE.

    _____ True            _____ False

Explain if False:

7.

The following of my Associated Persons work at, or have an ownership interest in, companies known to me to be conducting, or to be seeking to conduct, business with HSRE, an HSRE-sponsored fund or HSTA or HSS. (If none, so state:______________).

2

Company	Associated Person	Position

8.

Since the date of my most recent compliance certification, I have not been subject to, or omitted to disclose to HSTA or HSS, as applicable, any disciplinary or other actions that may warrant disclosure on Parts 1A, 2a, or 2b of Form ADV. Generally speaking, disclosures may be required for any criminal actions, regulatory disciplinary actions, or civil judiciary actions. (Note: If you have a question about what type of disciplinary action would warrant disclosure, please discuss it with the Chief Compliance Officer.)

_______________        True         ______________    False

Explain if False

9.

Since the date of my most recent compliance certification, I have reported through the Compliance Website all gifts and entertainment that I have either received from, or given to, HSRE Business Associates[3] in accordance with the gift and entertainment policy set forth in the Code of Ethics.

_______________        True         ______________    False

Explain if False:

10.

Since the date of my most recent compliance certification, I have not disclosed Confidential Client Information (as defined in the Code of Ethics) to individuals outside of HSRE, HSTA or HSS other than for a purpose specified in the Code of Ethics.

_______________        True         ______________    False

Explain if False:

3 HSRE Business Associate” means any person or entity that, to the knowledge of the applicable Access Person, proposes to do business, or does business with HSRE, HSTA or HSS or who proposes to be an investor in, or is an investor in, a Client of HSTA, HSS or an HSRE-sponsored fund. This may include, without limitation, a property owner, REIT, real estate operating company, real estate management company, or financial institution (other than a broker-dealer acting as an agent).

3

11.	I am not aware of any breaches to the privacy policy set forth in the Code of Ethics which occurred since the date of my most recent compliance certificate.

_______________        True         ______________    False

Explain if False:

12.

I have not disseminated any unapproved marketing materials relating to HSTA, HSS, or Harrison Street Core Property Fund, L.P. or any other HSTA Client during the period beginning the date of my most recent compliance certification.

_______________        True         ______________    False

Explain if False:

13.	I have complied with the electronic communication policy set forth in the HSTA and HSS Policies and Procedures Manual.

_______________        True         ______________    False

Explain if False:

14.

I have reported to the Chief Compliance Officer all verbal and written complaints from HSTA and HSS Clients or investors in any HSRE-sponsored fund that I received since the date of my most recent compliance certification.

_______________        True         ______________    False

Explain if False:

15.	I have made no payments or gifts, directly or indirectly, to any official, employee, officer or consultant of any Foreign, Federal, state or local government or government agency.

_______________        True         ______________    False

Explain if False:

4

16.

I have complied with the insider trading policies and procedures set forth in the Code of Ethics and certify that I have not traded in securities of companies included on any restricted securities list maintained by the CCO on the Compliance Website (which may include securities monitored by the CCO because they are on restricted lists made available by HSRE, HSTA, HSS or Gore Creek Asset Management, LLC).

_______________        True         ______________    False

Explain if False:

17.	I currently hold interests in the following real estate related investments:

Name of Investment Entity	Property Type	Sponsor or Manager	Position or Interest Owned

I hereby certify to the Organization that to the best of my knowledge the foregoing information is true, complete and correct.

Date:
Name (please print)
Signature

5

QUARTERLY CERTIFICATION

TO: Stephen Gordon, Chief Compliance Officer

1.

I hereby confirm that, except as noted as an Exception in the chart below, (a) I have directed that duplicate copies of all transaction confirmations in which I or any of my Associated Persons[1] have purchased or sold securities, and all monthly statements of my Reportable Accounts[2] be delivered to you (or your designee) and (b) such confirmations and monthly statements are a complete record of all of the securities transactions, publicly traded and private investments, by me and all of my Associated Persons during the calendar quarter just ended (the “Report Quarter”).

Exception (if none, so state: ___________):

Date	No. of Shares/Amount	Purchaser (P) or Sale (S)	Type of Security (LUSIP/Ticker Symbol)	Issuer	Price	Owner of Securities	Bank/Broker-Dealer

2.

I hereby confirm that I and, to the best of my knowledge, each of my Associated Persons, have complied in all material respects with the Code of Ethics, the Harrison Street Advisors, LLC Policies and Procedures Manual and, if applicable, the Harrison Street Securities, LLC Policies and Procedures Manual, as in effect during the Report Quarter.

1 Associated Person” means any household family members (defined as the officer’s, employee’s or investment committee member’s spouse and any children or other relatives of the officer, employee or investment committee member, or of his or her spouse, living with the officer, employee or investment committee member) and any corporation, partnership, trust or other entity that is directly or indirectly controlled by an officer, employee or investment committee member or his or her household family members.

2 Reportable Account” means any securities brokerage account over which the officer, employee or investment committee member, or any of his or her Associated Persons, has, or shares, beneficial interest or discretionary authority but excluding accounts holding only open-end mutual funds (other than Henderson Global Funds and Aston/Harrison Street Real Estate Fund), money market shares and U.S. Treasury instruments.

1

Date:
Name (please print)
Signature

This form is due within 30 day following the end of the applicable calendar quarter.

2